UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2008

Edge Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 654-8960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

          On February 7, 2008, Edge Petroleum Corporation ("Edge") provided its 2007 operating results. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

          None of the information furnished in Item 2.02 and the accompanying exhibit will be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by Edge under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Edge, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Edge.

Item 8.01. Other Events.

          On February 7, 2008, Edge provided an update on its strategic assessment process announced December 18, 2007. John W. Elias, Edge's Chairman, President and CEO noted, "Working with Merrill Lynch, our financial advisor, we are continuing to conduct a thorough review and assessment of Edge's strengths and weaknesses, our competitive position and our asset base. After careful analysis, management and our Board of Directors believe that the best route to maximize shareholder value at this time is to focus on an assessment of a potential merger or sale of Edge. We are moving quickly to implement a process to explore this strategic alternative. We have not made a determination that the Company should be merged or sold and cannot guarantee that we will elect to consummate any such transaction. Consequently, we will continue to operate Edge in a manner designed to capture the most possible value for our shareholders. As a result of the process we are undertaking, we are not in a position to provide guidance about capital spending, production and cash flow at this time and any prior guidance is superseded."

          Edge does not expect to make further public comment regarding its strategic assessment process until its Board of Directors has approved a specific transaction or otherwise deems disclosure of significant developments to be appropriate.

          Forward-Looking Statements

          The information in this Form 8-K contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding any evaluation, review, assessment or process, any transaction, including the timing or effects thereof, shareholder value, change in or continuation of current business plan, as well as any other statements that are not historical facts in this release are forward-looking statements that involve certain risks, uncertainties and assumptions, many of which are beyond Edge’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include, but are not limited to, results of the Board’s evaluation, any process or transaction, market conditions, availability of financing, Board and stockholder approvals, actions by third parties, Edge’s financial and operational results, the availability or terms of any alternative or transaction, uncertainties, costs and delays relating to transactions, prices for oil and gas, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, and other factors detailed in the Risk Factors and other sections of Edge’s most recent Form 10-K, Forms 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. No assurance can be given that Edge’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits

          Exhibit No.      Description

          99.1                  Press Release issued February 7, 2008.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edge Petroleum Corporation (Registrant)
February 11, 2008 (Date)	/s/ MICHAEL G. LONG Michael G. Long Executive Vice President and Chief Financial and Accounting Officer